Exhibit 99.1

NEWMARKET CORPORATION LAUNCHES TENDER OFFER FOR $150 MILLION IN SENIOR NOTES AND CONSENT SOLICITATION

Richmond, Va., November 21, 2006 — NewMarket Corporation (NYSE:NEU) announced today that it has commenced a cash tender offer for any and all of its outstanding $150 million in aggregate principal amount of 8 7/8% Senior Notes due 2010 (the “Notes”) and a related solicitation of consents to certain amendments to the indenture governing the Notes.

Under the terms of the tender offer, NewMarket is offering to purchase the outstanding Notes for a total consideration, per each $1,000 principal amount of Notes validly tendered and accepted for payment, equal to the present value on the date of purchase of all future payments on the Notes to May 1, 2007 (the first date on which the Notes may be redeemed at the option of NewMarket, the “Earliest Redemption Date”), based on the assumption that the Notes will be redeemed in full at $1,044.38 per $1,000 principal amount on the Earliest Redemption Date and that the yield to the Earliest Redemption Date is equal to the sum of (a) the bid-side yield on the 4.375% U.S. Treasury Note due May 15, 2007, plus (b) 50 basis points (such price being rounded to the nearest $0.01 per $1,000 principal amount of Notes), minus accrued but unpaid interest to, but not including, the date of purchase. Holders who validly tender (and do not validly withdraw) their Notes prior to 5:00 p.m., New York City time, on December 5, 2006 (the “Consent Payment Deadline”), will be eligible to receive the total consideration. Holders who validly tender (and do not validly withdraw) their Notes after the Consent Payment Deadline and prior to 5:00 p.m., New York City time, on December 21, 2006 (the “Expiration Date”), will be eligible to receive the tender offer consideration, which equals the total consideration minus the consent payment of $30.00 per $1,000 principal amount of the Notes. NewMarket expects to determine the price of the tender on December 8, 2006.

NewMarket reserves the right, at any time following the Consent Payment Deadline but prior to the Expiration Date (the “Early Acceptance Time”), to accept for purchase all the Notes validly tendered prior to the Early Acceptance Time. If NewMarket elects to exercise this option, it will pay the total consideration or tender offer consideration, as applicable, for the Notes accepted for purchase at the Early Acceptance Time on such date (the “Early Payment Date”) promptly following the Early Acceptance Time. Also, on the Early Payment Date, if any, NewMarket will pay accrued and unpaid interest up to, but not including, the Early Payment Date, on the Notes accepted for purchase at the Early Acceptance Time.

Subject to the terms and conditions of the tender offer, NewMarket will, at such time after the Expiration Date (the “Final Acceptance Time”), accept for purchase all the Notes validly tendered prior to the Expiration Date (or if NewMarket has exercised its early purchase option described above, all the Notes validly tendered after the Early Acceptance Time and prior to the Expiration Date). NewMarket will pay the total consideration or the tender offer consideration, as applicable, for the Notes accepted for purchase at the Final Acceptance Time on such date (the “Final Payment Date”) promptly following the Final Acceptance Time. Also, on the Final Payment Date, NewMarket will pay accrued and unpaid interest up to, but not including, the Final Payment Date, on the Notes accepted for purchase at the Final Acceptance Time.

In connection with the tender offer, NewMarket is soliciting the consents of the holders of the Notes to certain proposed amendments to the indenture governing the Notes. The primary purpose of the solicitation and the proposed amendments is to eliminate from the indenture substantially all of the restrictive covenants and certain events of default contained therein.

The consummation of the tender offer is conditioned upon, among other things, (1) the receipt of proceeds of a new debt financing by NewMarket, on terms acceptable to NewMarket, which proceeds, together with cash on hand, are sufficient to fund the tender offer and (2) the consent of the holders of a majority in aggregate principal amount of the Notes to the proposed amendments to the indenture governing the Notes. The tender offer is also subject to customary closing conditions. If any of the conditions are not satisfied, NewMarket is not obligated to accept for payment, purchase or pay for, or may delay the acceptance for payment of, any tendered Notes, and may terminate the tender offer. Full details of the terms and conditions of the tender offer are included in the Offer to Purchase and Consent Solicitation Statement for the Notes, dated November 21, 2006 (the “Offer to Purchase”).

Holders who validly tender their Notes and deliver consents may revoke such consents and withdraw such Notes at any time prior to the Consent Payment Deadline, upon compliance with the procedures in the Offer to Purchase. Notes tendered pursuant to the tender offer and consents delivered pursuant to the solicitation may not be validly withdrawn after the Consent Payment Deadline, except upon limited circumstances as are set forth in the Offer to Purchase.

Credit Suisse Securities (USA) LLC is acting as exclusive dealer manager and solicitation agent for the tender offer and the consent solicitation. The information agent and depositary for the tender offer is D.F. King & Co., Inc. Questions regarding the tender offer and consent solicitation may be directed to Credit Suisse, telephone number (800)-820-1653 (toll free) and (212)-325-7596 (call collect). Requests for copies of the Offer to Purchase and related documents may be directed to D.F. King & Co., Inc., telephone number (800)-859-8511 (toll free) and (212)-269-5550 (banks and brokerage firms). Detailed contact information for D.F. King & Co., Inc. is also provided in the Offer to Purchase.

This announcement is not an offer to purchase, a solicitation of an offer to sell, or a solicitation of consents with respect to the Notes nor is this announcement an offer to sell or solicitation of an offer to purchase new securities. The tender offer and consent solicitation are made solely by means of the Offer to Purchase and the related Letter of Transmittal and Consent.

NewMarket Corporation through its subsidiaries, Afton Chemical Corporation and Ethyl Corporation, develops, manufactures, blends, and delivers chemical additives that enhance the performance of petroleum products. From custom-formulated chemical blends to market-general additive components, the NewMarket family of companies provides the world with the technology to make fuels burn cleaner, engines run smoother and machines last longer.

Safe Harbor Statement

Some of the information contained in this press release constitutes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Although NewMarket’s management believes its expectations are based on reasonable assumptions within the bounds of its knowledge of its business and operations, there can be no assurance that actual results will not differ materially from expectations.

Factors that could cause actual results to differ materially from expectations include, but are not limited to: timing of sales orders; gain or loss of significant customers; competition from other manufacturers; resolution of environmental liabilities; changes in the demand for our products; significant changes in new product introduction; increases in product cost; the impact of fluctuations in foreign exchange rates on reported results of operations; changes in various markets; geopolitical risks in certain of the countries in which we conduct business; the impact of consolidation of the petroleum additives industry; and other factors detailed from time to time in the reports that NewMarket files with the Securities and Exchange Commission, including the risk factors in Item 1A, “Risk Factors” of our 2005 Annual Report on Form 10-K and in Item 1A, “Risk Factors” of our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2006, which are available to shareholders upon request.

You should keep in mind that any forward-looking statement made by NewMarket in the foregoing discussion speaks only as of the date on which such forward-looking statement is made. New risks and uncertainties come up from time to time, and it is impossible for us to predict these events or how they may affect the company. We have no duty to, and do not intend to, update or revise the forward-looking statements in this discussion after the date hereof, except as may be required by law. In light of these risks and uncertainties, you should keep in mind that the events described in any forward-looking statement made in this discussion, or elsewhere, might not occur.

FOR INVESTOR INFORMATION CONTACT:

    David A. Fiorenza

    Investor Relations

    Phone: 804.788.5555

    Fax: 804.788.5688

    Email: investorrelations@newmarket.com